   As filed with the Securities and Exchange Commission on September 3, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      Under
                           The Securities Act of 1933

                                   ----------

                        IDEC PHARMACEUTICALS CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                               33-0112644
       (State or other jurisdiction         (IRS Employer Identification No.)
     of incorporation or organization)

                              11011 TORREYANA ROAD
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                   ----------

                   AMENDED AND RESTATED 1988 STOCK OPTION PLAN
                  1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full titles of the Plans)

                                   ----------

                           WILLIAM H. RASTETTER, PH.D.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IDEC PHARMACEUTICALS CORPORATION
                    11011 TORREYANA ROAD, SAN DIEGO, CA 92121
                     (Name and address of agent for service)
                                 (619) 550-8500
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed             Proposed
                                                                   Maximum              Maximum
                                         Amount to be           Offering Price     Aggregate Offering       Amount of
Title of Securities to be Registered    Registered(1)            per Share(2)           Price(2)          Registration Fee
===================================================================================================================================
Amended and Restated 1988 Stock
Option Plan

Common Stock, $0.001 par value          855,000 shares          $        19.50       $   16,672,500       $     4,918.39
                                                                --------------       --------------       --------------

1993 Non-Employee Directors
Stock Option Plan

Common Stock, $0.001 par value          120,000 shares          $        19.50       $    2,340,000       $       630.30
                                                                --------------       --------------       --------------

                                                                                   Aggregate Filing Fee:  $     5,548.69
                                                                                                          --------------

===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1988 Stock Option Plan and/or the 1993 Non-Employee Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on August 31, 1998 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     IDEC Pharmaceuticals Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on February 27, 1998, as amended on Form 10-K/A filed with the Commission on March 3, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 filed with the Commission on August 14, 1998 pursuant to Section 13 of the Exchange Act;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 filed with the Commission on May 15, 1998 pursuant to Section 13 of the Exchange Act; and

     (d) The Registrant's Registration Statement No. 0-19311 on Form 8-B filed with the Commission on June 2, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

   Exhibit Number         Exhibit
   --------------         -------
     4                    Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                          Statement No. 0-19311 on Form 8-B, including exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c).
     5.1                  Opinion of Brobeck, Phleger & Harrison LLP.
     23.1                 Consent of Independent Auditors - KPMG Peat Marwick LLP.
     23.2                 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
     24                   Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
     99.1                 Amended and Restated 1988 Stock Option Plan (Amended and Restated February 20, 1998).
     99.2*                Form of Notice of Grant.
     99.3*                Form of Stock Option Agreement.
     99.4                 1993 Non-Employee Directors Stock Option Plan (Amended and Restated February 20, 1998).
     99.5**               Form of Notice of Grant of Automatic Stock Option (New Director).
     99.6**               Form of Notice of Grant of Automatic Stock Option (Continuing Director).
     99.7**               Form of Stock Option Agreement.

*    Exhibits 99.22 and 99.3 are incorporated herein by reference to Exhibits
     28.2 and 28.3, respectively, of Registrant's Registration Statement No. 33-45172 on Form S-8 which was filed with the Commission on January 21, 1992.

** Exhibits 99.5, 99.6 and 99.7 are incorporated herein by reference to Exhibits 99.2, 99.3 and 99.4, respectively, of Registrant's Registration Statement No. 33-93794 on Form S-8 which was filed with the Commission on June 25, 1995.


ITEM 9. UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Amended and Restated 1988 Stock Option Plan and/or 1993 Non-Employee Directors Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 31st day of August, 1998.

                                            IDEC PHARMACEUTICALS CORPORATION


                                            By /s/WILLIAM H. RASTETTER, PH.D.
                                               ---------------------------------
                                               William H. Rastetter, Ph.D.
                                               Chairman, President and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of IDEC Pharmaceuticals Corporation, a Delaware corporation, do hereby constitute and appoint William H. Rastetter and Phillip M. Schneider, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, and any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                  Title                                             Date
----------                                  -----                                             ----

/s/WILLIAM H. RASTETTER, PH.D.              Chairman, President and                           August 31, 1998
------------------------------              Chief Executive Officer
William H. Rastetter, Ph.D.                 (Principal Executive Officer)



/S/PHILLIP M. SCHNEIDER                     Vice President and Chief                          August 31, 1998
--------------------------------------      Financial Officer (Principal
Phillip M. Schneider                        Financial and Accounting Officer)


Signatures                                  Title                                             Date
----------                                  -----                                             ----

/S/CHARLES C. EDWARDS, M.D.                 Director                                          August 31, 1998
--------------------------------------
Charles C. Edwards, M.D.



/S/ALAN B. GLASSBERG, M.D.                  Director                                          August 31, 1998
--------------------------------------
Alan B. Glassberg, M.D.



                                            Director                                          August   , 1998
--------------------------------------                                                              ----
John Groom



                                            Director                                          August   , 1998
--------------------------------------                                                              ----
Kazuhiro Hashimoto



/S/FRANKLIN P. JOHNSON, JR.                 Director                                          August 31, 1998
--------------------------------------
Franklin P. Johnson, Jr.



/S/LYNN SCHENK                              Director                                          August 31, 1998
--------------------------------------
Lynn Schenk



/S/WILLIAM D. YOUNG                         Director                                          August 31, 1998
--------------------------------------
William D. Young



/S/ROBERT W. PANGIA                         Director                                          August 31, 1998
--------------------------------------
Robert W. Pangia



/S/BRUCE R. ROSS                            Director                                          August 31, 1998
--------------------------------------
Bruce R. Ross

                                  EXHIBIT INDEX


   Exhibit Number         Exhibit
   --------------         -------
     4                    Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                          Statement No. 0-19311 on Form 8-B, including exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c).
     5.1                  Opinion of Brobeck, Phleger & Harrison LLP.
     23.1                 Consent of Independent Auditors - KPMG Peat Marwick LLP.
     23.2                 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
     24                   Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
     99.1                 Amended and Restated 1988 Stock Option Plan (Amended and Restated February 20, 1998).
     99.2*                Form of Notice of Grant.
     99.3*                Form of Stock Option Agreement.
     99.4                 1993 Non-Employee Directors Stock Option Plan (Amended and Restated February 20, 1998).
     99.5**               Form of Notice of Grant of Automatic Stock Option (New Director).
     99.6**               Form of Notice of Grant of Automatic Stock Option (Continuing Director).
     99.7**               Form of Stock Option Agreement.

*    Exhibits 99.2 and 99.3 are incorporated herein by reference to Exhibits
     28.2 and 28.3, respectively, of Registrant's Registration Statement No. 33-45172 on Form S-8 which was filed with the Commission on January 21, 1992.

** Exhibits 99.5, 99.6 and 99.7 are incorporated herein by reference to Exhibits 99.2, 99.3 and 99.4, respectively, of Registrant's Registration Statement No. 33-93794 on Form S-8 which was filed with the Commission on June 25, 1995.